UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
June 30, 2004

P&F INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5332	22-1657413
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 Smith Street, Farmingdale, New York		11735
(Address of principal executive offices)		(Zip Code)

(631) 694-1800

(Registrant’s telephone number, including area code)

Item 2.            Acquisition or Disposition of Assets.

On June 30, 2004, pursuant to an Asset Purchase Agreement dated as of such date (the “Asset Purchase Agreement”), Woodmark International, L.P. (“New Woodmark”), a Delaware limited partnership between P & F Industries, Inc. (the “Registrant”) and Countrywide Hardware, Inc., a wholly-owned subsidiary of the Registrant, acquired certain assets (the “Purchased Property”) comprising the business of former Woodmark International L.P., a Texas limited partnership and its wholly-owned subsidiary, former Stair House, Inc., a Georgia corporation (collectively, the “Sellers”), and assumed certain of the Sellers’ related liabilities. At the closing of the transaction, New Woodmark paid $30,683,000 to acquire the Purchased Property, which purchase price consisted of $27,160,000 in cash and certain subordinated notes in the aggregate principal amount of $3,523,000. Subject to certain conditions, New Woodmark also agreed to pay additional cash consideration to the Sellers after the third or the fifth anniversary of the closing of the acquisition if certain financial targets described in the Asset Purchase Agreement are met. The acquisition of the Purchased Property was financed primarily via the senior credit facility of the Registrant and its subsidiaries.

The Purchased Property was used by the Sellers in the business of, among other things, importing and manufacturing builders’ hardware, including staircase components and kitchen and bath hardware and accessories. The Registrant intends to use the Purchased Property to continue such business via its subsidiary, New Woodmark.

Item 7.            Financial Statements, Pro Forma Financial Information and Exhibits.

(a) (b)             The financial statements and pro forma financial information required to be filed with this Current Report on Form 8-K (the “Report”) will, in accordance with Item 7 thereto, be filed by an amendment to this Report within 60 days after July 15, 2004, the date that this initial Report must be filed.

(c)                   Exhibits:

The following exhibits are filed herewith:

2.1           Asset Purchase Agreement, dated as of June 30, 2004, by and among WM Texas International, LP, a Texas limited partnership formerly known as Woodmark International, L.P., SH Georgia, Inc., a Georgia corporation formerly known as Stair House, Inc., the Persons set forth on Schedule I attached thereto and Woodmark International, L.P., a Delaware limited partnership.*

10.1         Credit Agreement, dated as of June 30, 2004, by and among P&F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc. and Woodmark International, L.P., the Lenders which from time to time are parties thereto and Citibank, N.A., as Administrative Agent for the Lenders.

99.1         Press Release dated June 30, 2004 regarding the acquisition of certain assets and liabilities of former Woodmark International, L.P.

*      Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing.  The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

P&F INDUSTRIES, INC.

	By:	/s/ Joseph A. Molino, Jr.
Joseph A. Molino, Jr.
Vice President

Date: July 14, 2004

EXHIBIT INDEX

Exhibit number	Description

2.1

Asset Purchase Agreement, dated as of June 30, 2004, by and among WM Texas International, LP, a Texas limited partnership formerly known as Woodmark International, L.P., SH Georgia, Inc., a Georgia corporation formerly known as Stair House, Inc., the Persons set forth on Schedule I attached thereto and Woodmark International, L.P., a Delaware limited partnership.*

10.1

Credit Agreement, dated as of June 30, 2004, by and among P&F Industries, Inc., Florida Pneumatic Manufacturing Corporation, Embassy Industries, Inc., Green Manufacturing, Inc., Countrywide Hardware, Inc., Nationwide Industries, Inc. and Woodmark International, L.P., the Lenders which from time to time are parties thereto and Citibank, N.A., as Administrative Agent for the Lenders.

99.1	Press Release dated June 30, 2004 regarding the acquisition of certain assets and liabilities of former Woodmark International, L.P.

*      Pursuant to Rule 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted from this filing.  The Registrant agrees to furnish to the Securities and Exchange Commission on a supplemental basis a copy of any omitted exhibit or schedule.